Exhibit 99.1 Press Release
---------------------------------------- --------------------------------------
VISUAL NETWORKS                          VISUAL NETWORKS
Angela Tandy                             Mara G. Radis
Director, Investor Relations             Director, Public Relations
301.296.2741                             301.296.2728
atandy@visualnetworks.com                mradis@visualnetworks.com
---------------------------------------- --------------------------------------

              VISUAL NETWORKS ANNOUNCES DEPARTURE OF JOHN SAUNDERS

                    COMPANY REITERATES THIRD QUARTER GUIDANCE

ROCKVILLE, MD - October 3, 2002 - Visual Networks (NASDAQ: VNWK), the leading provider of performance management solutions for wide area communications networks and services, today announced that John Saunders, vice president and chief financial officer, has resigned his position at Visual Networks. The company has commenced a search to find a successor.

Visual Networks also announced today that they are reiterating previously stated guidance for the third quarter ended September 30, 2002 of $14.5 to $15.0 million in revenue and $0.01 - $0.03 in earnings per share.

CONFERENCE CALL DETAILS In conjunction with this announcement, Visual Networks will host a conference call with investors and financial analysts today at 9:00 a.m. (ET). To participate in the teleconference, please call (913) 981-5507. Additionally a live web cast will be available at Visual Networks' web site at http://www.visualnetworks.com. Windows Media Player is required to hear the event.

An automatic playback of the call will be available from approximately 11:30 a.m. (ET) on Thursday, October 3, 2002 through 8:00 p.m. (ET) on Thursday, October 10, 2002. To listen to the replay, please call (719) 457-0820. The code to access the replay is 548056. Additionally, the conference call will be archived on the Investor Relations' section of Visual Networks' web site at http://www.visualnetworks.com.

ABOUT VISUAL NETWORKS Visual Networks has the broadest suite of proven performance management solutions for public and private wide area communications networks and services. To find out how the world's leading service providers and enterprises are using Visual Networks' products to increase network reliability and revenues and dramatically reduce operational expenses and lower their total cost of ownership, visit http://www.visualnetworks.com or call 1-800-240-4010 for sales information.

NOTE TO INVESTORS
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks' future results may be impacted by risks associated with its accumulated deficit and uncertainty of future profitability and possible fluctuations in financial results, dependence on network service providers, substantial fixed operating costs, possible dilution to common stockholders, dependence on sales to key customers, including WorldCom, dependence on a sole-source subcontract manufacturer, potential delisting and reduced liquidity of its shares resulting from failure to meet the Nasdaq listing requirements, the potential triggering of early repayment of its debentures, the downturn in the telecommunications industry, long sales cycles, improvements to the infrastructure of the Internet, rapid technological change, growing competition from several market segments, errors in our products, dependence upon sole and limited source suppliers and fluctuations in component pricing, claims of patent infringement by third parties, failure to protect our intellectual property rights, dependence upon key employees, Visual Networks' future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Report on Form 10-K.
                                      ###